SEACOAST REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
15% Fourth Quarter Annualized Organic Loan Growth
Net Interest Income Up 31% Quarter over Quarter and 28% Year over Year
Transformative Acquisition of Villages Bancorporation, Inc. Adds $4.4 Billion in Assets

STUART, Fla., January 29, 2026 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported unaudited results of operations and other financial information for the fourth quarter and full year 2025.
Fourth Quarter 2025 Highlights
•Net income of $34.3 million included $18.1 million in merger and integration costs and $23.4 million in day-one credit provisions in the Villages Bancorporation, Inc. (“VBI”) acquisition.
•On an adjusted basis, pre-tax pre-provision earnings1 of $93.2 million increased 39% from the prior quarter and 65% from the prior year quarter.
•15% annualized organic loan growth.
•Well-controlled expenses, with an improved efficiency ratio.
•Expanded branch footprint with new locations in Bradenton, FL and our first branch in the greater Atlanta market.
•Continued industry-leading strength in capital and liquidity.
Charles M. Shaffer, Seacoast's Chairman and CEO, said, “Seacoast delivered another quarter of strong financial performance, highlighted by robust loan growth and continued expansion in pre‑tax pre‑provision earnings. These results underscore the strength, resilience, and momentum of our franchise, which continues to outperform across our markets. We are thrilled to have completed our acquisition of Villages Bancorporation, Inc., a transaction that brings us top‑tier market share and a high‑quality, low‑cost deposit base in the rapidly growing The Villages® community. This acquisition further strengthened our competitive position and enhances our capacity for sustained growth and industry‑leading performance.”
Shaffer added, “Our balance sheet remains exceptionally strong, supported by solid capital levels and a highly resilient liquidity position. This strong foundation provides us with meaningful flexibility to continue strategically deploying resources to drive profitable growth. With a fortified capital base and disciplined balance sheet management, we are well‑positioned to support our customers, invest in our franchise, and extend our long‑term record of growth and value creation.”
Shaffer concluded, “As we look ahead to 2026, we are confident and excited about the shareholder returns we expect to deliver, particularly in the back half of the year. We have included a detailed slide outlining our expectations in the supplemental presentation materials, reflecting the growing momentum across our franchise and the clear path we see toward enhanced performance and long‑term value creation.”

Acquisitions Update
Seacoast’s balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit shareholders and expand the franchise.
On October 1, 2025, the Company completed its acquisition of VBI. This transformative transaction expands the Company’s presence in North Central Florida and into The Villages® community, adding approximately $1.2 billion in loans and $3.5 billion in deposits, along with 19 branches. VBI’s future growth potential and low loan-to-deposit ratio provide significant opportunity for expansive growth throughout the Seacoast footprint. Full integration and system conversion activities are expected to be completed early in the third quarter of 2026. Non-voting, convertible preferred shares were issued in connection with the acquisition. These shares are fully convertible to common shares when transferred to a non-affiliate of the VBI holder. As such, performance metrics presented throughout this document assume full conversion of preferred shares into common shares. See “Presentation of Common and Preferred Shares” for further details.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

In the third quarter of 2025, the Company completed its acquisition of Heartland Bancshares, Inc. (“Heartland”), adding approximately $153.3 million in loans and $705.2 million in deposits, along with four branches in Central Florida. Integration activities, including system conversion, were also completed in the third quarter of 2025.

Financial Results
Income Statement
•Net revenues were $203.3 million in the fourth quarter of 2025, an increase of $46.0 million, or 29%, compared to the prior quarter, and an increase of $70.4 million, or 53%, compared to the prior year quarter. Adjusted net revenues1 were $204.8 million in the fourth quarter of 2025, an increase of $46.2 million, or 29%, compared to the prior quarter, and an increase of $63.2 million, or 45%, compared to the prior year quarter.
•Pre-tax pre-provision earnings1 were $75.1 million in the fourth quarter of 2025 and included $18.1 million in merger and integration costs. Pre-tax pre-provision earnings1 in the fourth quarter of 2025 increased $19.3 million, or 34%, compared to the third quarter of 2025 and increased $27.3 million, or 57%, compared to the fourth quarter of 2024. Adjusted pre-tax pre-provision earnings1 were $93.2 million in the fourth quarter of 2025, an increase of $26.0 million, or 39%, compared to the third quarter of 2025 and an increase of $36.6 million, or 65%, compared to the fourth quarter of 2024.
•Net interest income totaled $174.6 million in the fourth quarter of 2025, an increase of $41.2 million, or 31%, compared to the prior quarter, and an increase of $58.8 million, or 51%, compared to the fourth quarter of 2024. The increase was largely driven by growing loan and securities balances. Interest income on loans increased by $25.5 million in the fourth quarter of 2025, reflecting continued strong loan production. Included in loan interest income was accretion on acquired loans of $10.6 million in the fourth quarter of 2025, $9.5 million in the third quarter of 2025, and $11.7 million in the fourth quarter of 2024. Securities income increased $20.7 million, or 58%, primarily through the acquisition of VBI. Interest expense on deposits increased $6.9 million, or 16%, compared to the prior quarter, and increased $2.6 million, or 5%, compared to the fourth quarter of 2024. The increase from the prior quarter reflects higher average balances and the addition of VBI customers.
•Net interest margin increased nine basis points to 3.66% in the fourth quarter of 2025 compared to 3.57% in the third quarter of 2025, and increased 27 basis points compared to 3.39% in the fourth quarter of 2024. Excluding the effects of accretion on acquired loans, net interest margin expanded 12 basis points to 3.44% in the fourth quarter of 2025 compared to 3.32% in the third quarter of 2025, and increased 39 basis points compared to 3.05% in the fourth quarter of 2024. Loan yields were 6.02%, an increase of six basis points from the prior quarter and an increase of nine basis points from the prior year quarter. Securities yields increased 21 basis points to 4.13%, compared to 3.92% in the prior quarter and increased 37 basis points compared to 3.77% in the prior year quarter. The cost of deposits declined 14 basis points to 1.67% in the fourth quarter of 2025 compared to 1.81% in the prior quarter, and declined 41 basis points compared to 2.08% in the fourth quarter of 2024. The cost of funds declined 16 basis points to 1.80% quarter over quarter, and declined 37 basis points compared to the prior year quarter.
•The provision for credit losses was $29.3 million in the fourth quarter of 2025, largely the result of the acquisition of VBI which resulted in a day-one loan loss provision of $22.7 million. Allowance coverage of 1.42% increased eight basis points compared to September 30, 2025, with higher coverage levels assigned to acquired VBI loans.
•Noninterest income totaled $28.6 million in the fourth quarter of 2025, an increase of $4.8 million, or 20%, compared to the prior quarter, and an increase of $11.6 million, or 68%, compared to the prior year quarter. Changes included:
•Service charges on deposits totaled $6.5 million, an increase of $0.3 million, or 4%, from the prior quarter, and an increase of $1.3 million, or 26%, from the prior year quarter, reflecting the closing of the VBI acquisition and continued onboarding of new relationships.
•Wealth management income totaled $5.5 million, an increase of $1.0 million, or 21%, from the prior quarter and an increase of $1.5 million, or 38%, from the prior year quarter. Assets under management have grown 37% year over year. The wealth management division has continued to deliver significant growth, adding $549 million in new organic assets under management in 2025.
•Mortgage banking income totaled $3.1 million, an increase from $0.5 million in the prior quarter and from $0.3 million in the prior year quarter, reflecting the addition of mortgage banking activities from the VBI acquisition.
•Bank Owned Life Insurance income totaled $2.7 million, a decrease of $1.2 million, or 31%, from the prior quarter and an increase of $0.1 million, or 2%, from the prior year quarter. The third quarter of 2025 included death benefit payouts of $1.3 million.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Other income totaled $7.1 million, an increase of $1.1 million, or 18%, compared to the prior quarter and a decrease of $3.3 million, or 32%, from the prior year quarter. The increase from the prior quarter primarily reflects higher gains on SBIC investments. The decrease from the prior year quarter primarily reflects lower gains on SBIC investments and loan sales.
•Noninterest expense was $130.5 million in the fourth quarter of 2025, an increase of $28.6 million, or 28%, compared to the prior quarter, and an increase of $45.0 million, or 53%, compared to the prior year quarter. In the fourth quarter of 2025, merger and integration costs totaled $18.1 million. Results in the fourth quarter of 2025 also included:
•Salaries and wages totaled $53.9 million, an increase of $7.6 million, or 16%, from the prior quarter and an increase of $11.6 million, or 27%, from the prior year quarter. The increase from the prior quarter reflects the continued expansion of the footprint, including the acquisition of VBI, and higher performance driven incentive compensation.
•Employee benefits totaled $8.5 million, an increase of $1.1 million, or 15%, from the prior quarter and an increase of $1.9 million, or 30%, from the prior year quarter.
•Outsourced data processing costs totaled $11.3 million, an increase of $1.9 million, or 21%, from the prior quarter and an increase of $3.0 million, or 36%, from the prior year quarter. The increases reflect higher transaction volume and growth in customers, including from the acquisition of VBI.
•Occupancy costs totaled $9.3 million, an increase of $1.7 million, or 22%, compared to the prior quarter and an increase of $2.1 million, or 29%, from the prior year quarter, due to growth in the branch network.
•Legal and professional fees totaled $2.1 million, an increase of $0.4 million, or 26%, compared to the prior quarter and a decrease of $0.7 million, or 25%, from the prior year quarter. The increase is largely associated with the timing of various projects.
•Amortization of intangibles increased $4.4 million with the addition of $110.5 million in core deposit intangible assets from the VBI acquisition. These assets will be amortized using an accelerated amortization method over approximately 10 years.
•Provision for credit losses on unfunded commitments increased $0.7 million as a result of the acquisition of VBI.
•Other expense totaled $7.2 million, an increase of $1.3 million, or 22%, compared to the prior quarter and an increase of $1.2 million, or 20%, from the prior year quarter.
•The efficiency ratio was 63.36% in the fourth quarter of 2025, compared to 64.44% in the third quarter of 2025 and 60.21% in the prior year quarter. The adjusted efficiency ratio1 improved to 54.50% in the fourth quarter of 2025, compared to 57.63% in the third quarter of 2025 and 60.01% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•Debt securities totaled $5.8 billion as of December 31, 2025, an increase of $1.9 billion compared to September 30, 2025. Debt securities as of December 31, 2025 included approximately $5.2 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $586.2 million in securities classified as held-to-maturity with a fair value of $489.6 million.
•$2.5 billion in securities were added through the VBI acquisition. Of the securities acquired, approximately $1.5 billion were sold, and the proceeds were reinvested into new positions with an average yield of 5.3%. Portfolio yield increased 21 basis points to 4.13% from 3.92% in the prior quarter, reflecting the higher yield securities purchased and acquired.
•With higher capital at VBI and lower dilution than originally modeled, along with constructive market conditions, in January 2026, the Company repositioned a portion of its available-for-sale securities portfolio. Securities with an average book yield of 1.9% were sold, resulting in a pre-tax loss of approximately $39.5 million impacting first quarter 2026 results. The proceeds of approximately $277 million were reinvested in primarily agency mortgage-backed securities with an average taxable equivalent book yield of 4.8%.
•Loans increased $1.7 billion during the fourth quarter of 2025, totaling $12.6 billion as of December 31, 2025. Annualized organic loan growth, excluding the acquisition of VBI, was 15%. The Company continues to exercise a disciplined approach to lending and is benefiting from the investments made in recent years to attract talent from large regional and national banks across its markets. The increase in annualized net loan growth was the result of a strong quarter by our commercial team and
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

the addition of the VBI mortgage activity. In addition, we chose to portfolio a larger portion of the volume originated in The Villages community footprint given the strong credit scores and shorter loan duration.
•Total deposits were $16.3 billion as of December 31, 2025, an increase of $3.2 billion when compared to September 30, 2025. This increase includes $3.5 billion in deposits from the acquisition of VBI, partially offset by declines of $68.7 million in brokered deposits. Outflows were largely the result of a targeted strategy to lower rates on certain categories of accounts.
•Average noninterest bearing demand deposits totaled $4.1 billion in the fourth quarter of 2025, an increase of 15% from $3.5 billion in the third quarter of 2025, and an increase of 20% from $3.4 billion in the fourth quarter of 2024.
•The cost of deposits declined 14 basis points to 1.67% from 1.81% in the prior quarter.
•At December 31, 2025, customer transaction account balances represented 48% of total deposits. The Company continues to benefit from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits.
•Consumer deposits represent 50% of overall deposit funding with an average consumer customer balance of $26 thousand. Commercial deposits represent 50% of overall deposit funding with an average business customer balance of $116 thousand.
•Federal Home Loan Bank borrowings averaged $623.8 million at 4.27% for the fourth quarter of 2025, compared to average borrowings of $637.8 million at 4.17% in the third quarter of 2025.
Asset Quality
•The ratio of criticized and classified loans to total loans was 2.82% at December 31, 2025, compared to 2.50% at September 30, 2025, and 2.17% at December 31, 2024. The increase was the result of the VBI acquisition.
•Accruing past due loans were $33.2 million, or 0.26% of total loans, at December 31, 2025, compared to $20.3 million, or 0.19% of total loans, at September 30, 2025, and $15.6 million, or 0.15% of total loans, at December 31, 2024.
•Net charge-offs were $0.9 million in the fourth quarter of 2025, or three basis points annualized, compared to $3.2 million in the third quarter of 2025 and $6.1 million in the fourth quarter of 2024. For the full year 2025, net charge-offs were $13.6 million, or 12 basis points as a percentage of average loans, compared to $27.1 million, or 27 basis points, in the prior year.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of December 31, 2025 at 34% and 227% of total bank-level risk-based capital2, respectively, compared to 34% and 236%, respectively, at September 30, 2025. On a consolidated basis and as of December 31, 2025, construction and land development and commercial real estate loans represent 32% and 216%, respectively, of total consolidated risk-based capital2.
Capital and Liquidity
•The Company deployed capital in the fourth quarter of 2025 through the VBI acquisition, and continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at December 31, 2025 of 14.4%2 compared to 14.5% at September 30, 2025, and 14.8% at December 31, 2024. The Total capital ratio was 15.8%2, the Common Equity Tier 1 capital ratio was 11.5%2, and the Tier 1 leverage ratio was 10.1%2 at December 31, 2025. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Tangible equity to tangible assets was 9.31% at December 31, 2025, compared to 9.76% at September 30, 2025, and 9.60% at December 31, 2024. If all held-to-maturity securities were adjusted to fair value, the tangible equity ratio would have been 8.96% at December 31, 2025. The decline quarter over quarter was the result of capital invested in the VBI acquisition.
•At December 31, 2025, in addition to $388.5 million in cash, the Company had $7.6 billion in available borrowing capacity, including $3.4 billion in available collateralized lines of credit, $3.8 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $348.0 million.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on January 30, 2026, at 10:00 a.m. (Eastern Time) to discuss the fourth quarter of 2025 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 3069645). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $20.8 billion in assets and $16.3 billion in deposits as of December 31, 2025. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 104 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. 19 branches recently acquired in The Villages® community and in North Central Florida will operate under the name Citizens First Bank until Seacoast’s system conversion takes place in 2026. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements or impacts to reported earnings that may be realized from cost controls, tax law changes, conversion of preferred shares into common shares, new initiatives and for integration of banks (including Villages Bancorporation, Inc.) that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies, and limit deposit, customer and employee attrition; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, civil unrest, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; government actions or inactions, including, a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve months ended

(Amounts in thousands, except ratios and per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24

Summary of Earnings
Net income	$34,260	$36,467	$42,687	$31,464	$34,085	$144,878	$120,986
Adjusted net income[1]	47,741	45,164	44,466	32,102	40,556	169,473	132,476
Net interest income[2]	176,244	133,906	127,295	118,857	116,115	556,308	433,045
Net interest margin[2,3]	3.66%	3.57%	3.58%	3.48%	3.39%	3.58%	3.24%
Pre-tax pre-provision earnings[1]	$75,141	$55,887	$60,236	$50,590	$47,858	$241,860	$174,173
Adjusted pre-tax pre-provision earnings[1]	93,170	67,190	62,627	51,686	56,610	274,679	190,003

Performance Ratios
Return on average assets-GAAP basis[3]	0.64%	0.88%	1.08%	0.83%	0.89%	0.84%	0.81%
Adjusted return on average assets[1,3]	0.89	1.09	1.13	0.85	1.06	0.98	0.89
Return on average tangible assets-GAAP basis[3,4]	0.83	1.04	1.24	0.98	1.06	1.01	0.98
Adjusted return on average tangible assets[1,3,4,6]	1.10	1.26	1.29	1.00	1.24	1.16	1.06
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.01	2.16	2.25	2.33	2.19	2.17	2.20
Return on average equity-GAAP basis[3]	4.43	6.17	7.60	5.76	6.16	5.86	5.62
Adjusted return on average equity[1,3]	6.17	7.64	7.92	5.88	7.32	6.86	6.16
Return on average tangible equity-GAAP basis[3,4]	9.05	10.70	12.82	10.17	10.90	10.58	10.39
Adjusted return on average tangible equity[1,3,4]	11.96	12.98	13.31	10.35	12.74	12.16	11.25
Efficiency ratio[5]	63.36	64.44	60.33	64.05	60.21	63.07	65.18
Adjusted efficiency ratio[1]	54.50	57.63	58.74	63.30	60.01	58.13	63.77
Noninterest income to total revenue (excluding securities gains/losses)	14.05	15.59	16.18	15.65	18.02	15.26	17.47
Tangible equity to tangible assets[4]	9.31	9.76	9.75	9.58	9.60	9.31	9.60
Average loan-to-deposit ratio	73.60	82.99	85.21	84.23	83.14	80.85	83.63
End of period loan-to-deposit ratio	77.78	83.84	84.96	83.17	84.27	77.78	84.27

Per Share Data
Earnings per common share-diluted-GAAP basis	$0.31	$0.42	$0.50	$0.37	$0.40	$1.57	$1.42
Earnings per common share-basic-GAAP basis	0.32	0.42	0.50	0.37	0.40	1.59	1.43
Earnings per common share-diluted, treating all preferred shares as common[1,6]	0.31	0.42	0.50	0.37	0.40	1.58	1.42

Adjusted earnings per common share-diluted, treating all preferred shares as common[1,6]	0.44	0.52	0.52	0.38	0.48	1.84	1.56

Book value per common share	27.70	27.07	26.43	26.04	25.51	27.70	25.51
Book value per common share, treating all preferred shares as common[6]	27.99	27.07	26.43	26.04	25.51	27.99	25.51
Tangible book value per common share[4]	15.14	17.61	17.19	16.71	16.12	15.14	16.12
Tangible book value per common share, treating all preferred shares as common[4,6]	16.72	17.61	17.19	16.71	16.12	16.72	16.12
Cash dividends declared on common and preferred stock[7]	0.19	0.18	0.18	0.18	0.18	0.73	0.72

Other Data
Full-time equivalent employees	1,962	1,601	1,522	1,518	1,504	1,962	1,504
Number of ATMs	191	103	98	98	96	191	96
Full-service banking offices	104	84	79	79	77	104	77

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets and tangible equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less provision for credit losses on unfunded commitments and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses). Prior to the fourth quarter of 2025, the Company's presentation of the efficiency ratio excluded amortization expense on intangible assets. Prior periods have been updated to align with the current presentation.

[6]Calculated treating all preferred shares as common. Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder. The Company believes a calculation presenting all convertible preferred shares as common provides useful supplemental information to the presentation of common share measures, as we anticipate they will be converted to common shares in the future.

7In the fourth quarter of 2025, non-voting preferred shares were issued in connection with the VBI acquisition. Those shares earn dividends pro-rata with common shares, or $0.19 per 1/1000 preferred share.

CONSOLIDATED STATEMENTS OF INCOME				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve months ended

(Amounts in thousands, except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24

Interest and dividends on securities:
Taxable	$53,445	$35,975	$32,479	$29,381	$26,945	$151,280	$99,456
Nontaxable	3,293	44	33	34	34	3,404	135
Interest and fees on loans	187,408	161,913	157,075	150,640	151,999	657,036	597,366
Interest on interest-bearing deposits and other investments	11,914	4,780	3,760	4,200	6,952	24,654	28,602
Total Interest Income	256,060	202,712	193,347	184,255	185,930	836,374	725,559

Interest on deposits	49,988	43,133	40,633	43,626	47,394	177,380	198,210
Interest on time certificates	20,914	16,341	15,120	14,973	16,726	67,348	70,777
Interest on borrowed money	10,531	9,770	10,730	7,139	6,006	38,170	24,601
Total Interest Expense	81,433	69,244	66,483	65,738	70,126	282,898	293,588

Net Interest Income	174,627	133,468	126,864	118,517	115,804	553,476	431,971
Provision for credit losses	29,260	8,371	4,379	9,250	3,699	51,260	16,258
Net Interest Income After Provision for Credit Losses	145,367	125,097	122,485	109,267	112,105	502,216	415,713

Noninterest income:
Service charges on deposit accounts	6,472	6,194	5,540	5,180	5,138	23,386	20,852
Wealth management income	5,540	4,578	4,196	4,248	4,019	18,562	15,168
Mortgage banking income	3,108	517	685	404	326	4,714	1,774
Interchange income	2,483	2,008	1,895	1,807	1,860	8,193	7,599
Insurance agency income	1,191	1,481	1,289	1,620	1,151	5,581	5,196
BOLI income	2,687	3,875	3,380	2,468	2,627	12,410	10,065
Other	7,066	6,006	7,497	6,257	10,335	26,826	30,790
Total Noninterest Income Before Securities Gains (Losses)	28,547	24,659	24,482	21,984	25,456	99,672	91,444
Securities gains (losses), net	84	(841)	39	196	(8,388)	(522)	(8,016)
Total Noninterest Income	28,631	23,818	24,521	22,180	17,068	99,150	83,428

Noninterest expense:
Salaries and wages	53,942	46,310	44,438	42,248	42,378	186,938	162,316
Employee benefits	8,490	7,387	8,106	8,861	6,548	32,844	28,253
Outsourced data processing costs	11,257	9,337	8,525	8,504	8,307	37,623	36,638
Occupancy	9,330	7,627	7,483	7,350	7,234	31,790	29,547
Furniture and equipment	2,935	2,233	2,125	2,128	2,004	9,421	8,031
Marketing	3,149	2,509	2,958	2,748	2,126	11,364	10,776
Legal and professional fees	2,106	1,674	2,071	2,740	2,807	8,591	9,648
FDIC assessments	2,876	2,414	2,108	2,194	2,274	9,592	8,445
Amortization of intangibles	10,374	6,005	5,131	5,309	5,587	26,819	23,884
Other real estate owned expense and net (gain) loss on sale	(29)	(346)	8	241	84	(126)	440
Provision for credit losses on unfunded commitments	812	150	150	150	250	1,262	1,001
Merger and integration costs	18,142	10,808	2,422	1,051	—	32,423	—
Other	7,162	5,879	6,205	7,073	5,976	26,319	24,322
Total Noninterest Expense	130,546	101,987	91,730	90,597	85,575	414,860	343,301

Income Before Income Taxes	43,452	46,928	55,276	40,850	43,598	186,506	155,840
Provision for income taxes	9,192	10,461	12,589	9,386	9,513	41,628	34,854

Net Income	34,260	36,467	42,687	31,464	34,085	144,878	120,986
Preferred stock dividends	2,138	—	—	—	—	2,138	—

Net Income Available to Common Shareholders	$32,122	$36,467	$42,687	$31,464	$34,085	$142,740	$120,986

Share Data
Net income per share of common stock
Diluted	$0.31	$0.42	$0.50	$0.37	$0.40	$1.57	$1.42
Diluted, treating all preferred shares as common[1]	0.31	0.42	0.50	0.37	0.40	1.58	1.42
Basic	0.32	0.42	0.50	0.37	0.40	1.59	1.43

Average common shares outstanding
Diluted	97,761	87,425	85,479	85,388	85,302	89,106	85,040
Additional common shares treating all preferred shares as common[1]	11,250	—	—	—	—	2,836	—
Diluted, treating all preferred shares as common[1]	109,011	87,425	85,479	85,388	85,302	91,941	85,040
Basic	96,816	86,619	84,903	84,648	84,510	88,276	84,367

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" and "Presentation of Common and Preferred Shares" for more information and a reconciliation to GAAP.

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2025	2025	2025	2025	2024

Assets
Cash and due from banks	$181,429	$173,954	$181,565	$191,467	$171,615
Interest-bearing deposits with other banks	207,116	132,040	150,863	309,105	304,992
Total cash and cash equivalents	388,545	305,994	332,428	500,572	476,607

Time deposits with other banks	14,424	30,852	1,494	1,494	3,215

Debt Securities:
Securities available-for-sale (at fair value)	5,164,567	3,212,080	2,866,185	2,627,959	2,226,543
Securities held-to-maturity (at amortized cost)	586,178	598,604	613,312	624,650	635,186
Total debt securities	5,750,745	3,810,684	3,479,497	3,252,609	2,861,729

Loans held for sale	16,297	10,841	8,610	16,016	17,277

Loans	12,627,984	10,964,173	10,608,824	10,443,021	10,299,950
Less: Allowance for credit losses	(178,803)	(147,453)	(142,184)	(140,267)	(138,055)
Loans, net of allowance for credit losses	12,449,181	10,816,720	10,466,640	10,302,754	10,161,895

Bank premises and equipment, net	160,139	115,392	107,256	108,478	107,555
Other real estate owned	4,250	5,085	5,335	7,176	6,421
Goodwill	1,034,735	754,645	732,417	732,417	732,417
Other intangible assets, net	195,704	76,291	61,328	66,372	71,723
Bank owned life insurance	330,563	323,214	312,860	311,453	308,995
Net deferred tax assets	66,579	74,683	87,328	93,595	102,989
Other assets	431,169	352,503	349,762	339,549	325,485
Total Assets	$20,842,331	$16,676,904	$15,944,955	$15,732,485	$15,176,308

Liabilities
Deposits
Noninterest demand	$3,897,985	$3,611,920	$3,376,941	$3,492,491	$3,352,372
Interest-bearing demand	3,993,225	2,753,463	2,518,857	2,734,260	2,667,843
Savings	974,694	615,566	557,472	534,991	519,977
Money market	5,141,519	4,396,458	4,111,789	4,154,682	4,086,362
Time deposits	2,248,920	1,712,912	1,932,539	1,658,372	1,615,873
Total Deposits	16,256,343	13,090,319	12,497,598	12,574,796	12,242,427

Securities sold under agreements to repurchase	389,003	236,247	186,090	201,128	232,071
Federal Home Loan Bank borrowings	835,000	690,000	715,000	465,000	245,000
Long-term debt, net	112,761	107,464	107,298	107,132	106,966
Other liabilities	193,437	174,742	167,404	154,689	166,601
Total Liabilities	17,786,544	14,298,772	13,673,390	13,502,745	12,993,065

Shareholders' Equity
Preferred stock	343,125	—	—	—	—
Common stock	9,873	8,864	8,673	8,633	8,628
Additional paid in capital	2,197,549	1,891,111	1,832,158	1,828,234	1,824,935
Retained earnings	603,793	590,384	569,833	542,665	526,642
Less: Treasury stock	(21,358)	(20,804)	(20,792)	(19,072)	(19,095)
Total Shareholders' Equity Before Accumulated Other Comprehensive Loss	3,132,982	2,469,555	2,389,872	2,360,460	2,341,110
Accumulated other comprehensive loss, net	(77,195)	(91,423)	(118,307)	(130,720)	(157,867)
Total Shareholders' Equity	3,055,787	2,378,132	2,271,565	2,229,740	2,183,243
Total Liabilities & Shareholders' Equity	$20,842,331	$16,676,904	$15,944,955	$15,732,485	$15,176,308

Common shares outstanding	97,928	87,856	85,948	85,618	85,568
Series A convertible preferred shares, treating as common[1]	11,250	—	—	—	—
Total common shares outstanding, treating all preferred shares as common	109,178	87,856	85,948	85,618	85,568

[1]Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder.

PRESENTATION OF COMMON AND PREFERRED SHARES	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

In the acquisition of Villages Bancorporation, Inc. ("VBI") on October 1, 2025, Seacoast issued to VBI shareholders the following:		October 1, 2025

SBCF common shares		9,923,263
SBCF Series A non-voting convertible preferred shares		11,250
Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder.

SBCF common shares upon conversion of Series A convertible preferred shares		11,250,000

Additional performance measures are presented herein to include the treatment of preferred shares as common.

Outstanding shares at period end:		December 31, 2025

Common shares		97,927,843
Series A convertible preferred shares		11,250
Total common shares outstanding, treating all preferred shares as common		109,177,843

Average common shares outstanding:	4Q'25	FY2025

Average common shares - basic	96,816,460	88,275,748
Dilutive effect of employee restricted stock and stock options	944,688	829,953
Average common shares - diluted	97,761,148	89,105,701
Additional common shares, treating all preferred shares as common	11,250,000	2,835,616
Average common shares - diluted, treating all preferred shares as common	109,011,148	91,941,317

Series A non-voting convertible preferred shares earn dividends pro-rata with common shares, or $0.19 per 1/1000 preferred share.

(Amounts in thousands, except per share data)	4Q'25	FY2025

Net Income	$34,260	$144,878
Less preferred stock dividends	(2,138)	(2,138)
Net income available to common shareholders	32,122	142,740
Less allocation of earnings to preferred stock	(1,429)	(2,434)
Net income available to common shareholders after allocation of earnings to preferred stock	$30,693	$140,306

Net income available to common shareholders after allocation of earnings to preferred stock	$30,693	$140,306
Average common shares - diluted	97,761	89,106
Earnings per common share - diluted	$0.31	$1.57

Net Income	$34,260	$144,878
Average common shares - diluted, treating all preferred shares as common	109,011	91,941
Earnings per common share - diluted, treating all preferred shares as common[1]	$0.31	$1.58

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" and "Presentation of Common and Preferred Shares" for more information and a reconciliation to GAAP. The Company believes a calculation presenting all convertible preferred shares as common provides useful supplemental information to the presentation of common share measures, as we anticipate they will be converted to common shares in the future.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24

Credit Analysis
Net charge-offs	$936	$3,208	$2,462	$7,038	$6,113
Net charge-offs to average loans	0.03%	0.12%	0.09%	0.27%	0.24%

Allowance for credit losses	$178,803	$147,453	$142,184	$140,267	$138,055

Non-acquired loans at end of period	9,067,802	8,415,612	8,071,619	7,752,532	7,452,175
Acquired loans at end of period	3,560,182	2,548,561	2,537,205	2,690,489	2,847,775
Total Loans	$12,627,984	$10,964,173	$10,608,824	$10,443,021	$10,299,950

Total allowance for credit losses to total loans at end of period	1.42%	1.34%	1.34%	1.34%	1.34%
Purchase discount on acquired loans at end of period	4.04	3.86	4.10	4.25	4.30

End of Period
Nonperforming loans	$72,001	$60,562	$64,198	$71,018	$92,446
Other real estate owned	859	221	351	1,820	933
Properties previously used in bank operations included in other real estate owned	3,391	4,864	4,984	5,356	5,488
Total Nonperforming Assets	$76,251	$65,647	$69,533	$78,194	$98,867

Nonperforming Loans to Loans at End of Period	0.57%	0.55%	0.61%	0.68%	0.90%

Nonperforming Assets to Total Assets at End of Period	0.37	0.39	0.44	0.50	0.65

Loans	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Construction and land development	$723,930	$616,475	$603,079	$618,493	$648,053
Commercial real estate - owner occupied	2,043,625	1,898,704	1,778,930	1,713,579	1,686,629
Commercial real estate - non-owner occupied	4,254,992	3,766,541	3,624,528	3,513,400	3,503,808
Residential real estate	3,098,859	2,694,794	2,678,042	2,653,012	2,616,785
Commercial and financial	2,320,989	1,807,932	1,741,158	1,753,090	1,651,354
Consumer	185,589	179,727	183,087	191,447	193,321
Total Loans	$12,627,984	$10,964,173	$10,608,824	$10,443,021	$10,299,950

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'25			3Q'25			4Q'24
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$5,239,026	$53,445	4.05%	$3,644,261	$35,975	3.92%	$2,843,755	$26,945	3.77%
Nontaxable	314,355	4,407	5.56	6,752	54	3.17	5,795	41	2.81
Total Securities	5,553,381	57,852	4.13	3,651,013	36,029	3.92	2,849,550	26,986	3.77

Federal funds sold	987,626	9,828	3.95	258,779	2,896	4.44	470,154	5,690	4.81
Interest-bearing deposits with other banks and other investments	194,680	2,086	4.25	166,683	1,884	4.48	102,961	1,262	4.88

Total Loans, net[2]	12,374,373	187,910	6.02	10,805,143	162,341	5.96	10,214,493	152,303	5.93

Total Earning Assets	19,110,060	257,676	5.35%	14,881,618	203,150	5.42%	13,637,158	186,241	5.43%

Allowance for credit losses	(173,790)			(144,051)			(140,409)
Cash and due from banks	153,584			166,884			167,197
Bank premises and equipment, net	161,761			114,719			108,589
Intangible assets	1,226,495			827,294			806,710
Bank owned life insurance	328,830			321,754			307,256
Other assets including deferred tax assets	396,451			317,799			317,540

Total Assets	$21,203,391			$16,486,017			$15,204,041

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$4,143,038	$13,840	1.33%	$2,671,750	$10,623	1.58%	$2,581,733	$11,843	1.82%
Savings	966,266	1,265	0.52	617,479	1,111	0.71	521,682	582	0.44
Money market	5,250,174	34,883	2.64	4,362,662	31,393	2.85	4,078,714	34,969	3.41
Time deposits	2,367,485	20,914	3.50	1,826,068	16,341	3.55	1,686,004	16,726	3.95
Securities sold under agreements to repurchase	395,271	2,280	2.29	224,328	1,359	2.40	209,909	1,584	3.00
Federal Home Loan Bank borrowings	623,750	6,711	4.27	637,826	6,703	4.17	245,000	2,625	4.26
Long-term debt, net and other	108,459	1,540	5.63	107,372	1,714	6.33	106,881	1,797	6.69

Total Interest-Bearing Liabilities	13,854,443	81,433	2.33%	10,447,485	69,244	2.63%	9,429,923	70,126	2.96%

Noninterest demand	4,086,062			3,541,749			3,417,539
Other liabilities	195,553			151,550			153,527
Total Liabilities	18,136,058			14,140,784			13,000,989

Shareholders' equity	3,067,333			2,345,233			2,203,052

Total Liabilities & Equity	$21,203,391			$16,486,017			$15,204,041

Cost of deposits			1.67%			1.81%			2.08%
Cost of funds[3]			1.80			1.96			2.17
Interest expense as a % of earning assets			1.69			1.85			2.05
Net interest income as a % of earning assets		$176,243	3.66%		$133,906	3.57%		$116,115	3.39%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$3,835,729	$151,280	3.94%	$2,702,763	$99,456	3.68%
Nontaxable	83,604	4,543	5.43	5,707	164	2.87
Total Securities	3,919,333	155,823	3.98	2,708,470	99,620	3.68

Federal funds sold	425,320	17,710	4.16	446,149	23,619	5.29
Interest-bearing deposits with other banks and other investments	151,359	6,944	4.59	102,552	4,983	4.86

Total Loans, net[2]	11,035,340	658,728	5.97	10,096,189	598,411	5.93

Total Earning Assets	15,531,352	839,205	5.40%	13,353,360	726,633	5.44%

Allowance for credit losses	(149,478)			(144,280)
Cash and due from banks	157,955			167,367
Bank premises and equipment, net	123,456			110,341
Intangible assets	913,906			815,945
Bank owned life insurance	318,261			303,486
Other assets including deferred tax assets	340,007			327,539

Total Assets	$17,235,459			$14,933,758

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$3,038,889	$45,781	1.51%	$2,614,893	$54,960	2.10%
Savings	665,860	3,955	0.59	570,046	2,283	0.40
Money market	4,473,830	127,644	2.85	3,775,352	140,967	3.73
Time deposits	1,887,214	67,348	3.57	1,656,269	70,777	4.27
Securities sold under agreements to repurchase	252,168	6,210	2.46	269,255	9,390	3.49
Federal Home Loan Bank borrowings	592,946	25,294	4.27	183,962	7,726	4.20
Long-term debt, net and other	107,523	6,666	6.20	106,624	7,485	7.02

Total Interest-Bearing Liabilities	11,018,430	282,898	2.57%	9,176,401	293,588	3.20%

Noninterest demand	3,582,837			3,455,907
Other liabilities	162,256			149,389
Total Liabilities	14,763,523			12,781,697

Shareholders' equity	2,471,936			2,152,061

Total Liabilities & Equity	$17,235,459			$14,933,758

Cost of deposits			1.79%			2.23%
Cost of funds[3]			1.94			2.32
Interest expense as a % of earning assets			1.82			2.20
Net interest income as a % of earning assets		$556,307	3.58%		$433,045	3.24%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2025	2025	2025	2025	2024

Customer Relationship Funding
Noninterest demand
Commercial	$3,053,115	$2,933,228	$2,717,688	$2,830,497	$2,621,469
Retail	672,779	508,204	509,539	536,661	502,967
Public funds	112,548	96,396	81,448	64,184	177,742
Other	59,543	74,092	68,266	61,149	50,194
Total Noninterest Demand	3,897,985	3,611,920	3,376,941	3,492,491	3,352,372

Interest-bearing demand
Commercial	1,534,289	1,586,997	1,466,184	1,520,186	1,467,508
Retail	2,047,462	976,318	838,340	881,282	881,236
Brokered	—	—	—	—	49,287
Public funds	411,474	190,148	214,333	332,792	269,812
Total Interest-Bearing Demand	3,993,225	2,753,463	2,518,857	2,734,260	2,667,843

Total transaction accounts
Commercial	4,587,404	4,520,225	4,183,872	4,350,683	4,088,977
Retail	2,720,241	1,484,522	1,347,879	1,417,943	1,384,203
Brokered	—	—	—	—	49,287
Public funds	524,022	286,544	295,781	396,976	447,554
Other	59,543	74,092	68,266	61,149	50,194
Total Transaction Accounts	7,891,210	6,365,383	5,895,798	6,226,751	6,020,215

Savings
Commercial	43,189	43,102	45,531	42,879	40,303
Retail	931,505	572,464	511,941	492,112	479,674
Total Savings	974,694	615,566	557,472	534,991	519,977

Money market
Commercial	2,334,255	2,303,584	2,073,098	1,999,540	1,947,250
Retail	2,584,398	1,898,375	1,853,398	1,967,239	1,925,330
Public funds	222,866	194,499	185,293	187,903	213,782
Total Money Market	5,141,519	4,396,458	4,111,789	4,154,682	4,086,362

Brokered time certificates	120,865	189,561	515,303	262,461	244,351
Time deposits	2,128,055	1,523,351	1,417,236	1,395,911	1,371,522
	2,248,920	1,712,912	1,932,539	1,658,372	1,615,873
Total Deposits	$16,256,343	$13,090,319	$12,497,598	$12,574,796	$12,242,427

Securities sold under agreements to repurchase	389,003	236,247	186,090	201,128	232,071

Total customer funding[1]	$16,524,481	$13,137,005	$12,168,385	$12,513,463	$12,180,860

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24

Net Income	$34,260	$36,467	$42,687	$31,464	$34,085	$144,878	$120,986

Total noninterest income	28,631	23,818	24,521	22,180	17,068	99,150	83,428
Securities (gains) losses, net	(84)	841	(39)	(196)	8,388	522	8,016
Total Adjusted Noninterest Income	28,547	24,659	24,482	21,984	25,456	99,672	91,444
Total noninterest expense	130,546	101,987	91,730	90,597	85,575	414,860	343,301
Merger and integration costs	(18,142)	(10,808)	(2,422)	(1,051)	—	(32,423)	—
Business continuity expenses - hurricane events	—	—	—	—	(280)	—	(280)
Branch reductions and other expense initiatives	—	—	—	—	—	—	(7,094)
Total Adjustments to Noninterest Expense	(18,142)	(10,808)	(2,422)	(1,051)	(280)	(32,423)	(7,374)
Adjusted Noninterest Expense	112,404	91,179	89,308	89,546	85,295	382,437	335,927
Income Taxes	9,192	10,461	12,589	9,386	9,513	41,628	34,854
Tax effect of adjustments	4,577	2,952	604	217	2,197	8,350	3,900
Adjusted Income Taxes	13,769	13,413	13,193	9,603	11,710	49,978	38,754
Adjusted Net Income	47,741	45,164	44,466	32,102	40,556	169,473	132,476

Earnings per common share-diluted, as reported	0.31	0.42	0.50	0.37	0.40	1.57	1.42
Adjusted Earnings per Common Share-Diluted	0.44	0.52	0.52	0.38	0.48	1.84	1.56
Adjusted Earnings per Common Share-Diluted, Treating all Preferred Shares as Common	$0.44	$0.52	$0.52	$0.38	$0.48	$1.84	$1.56

Average common shares-diluted	97,761	87,425	85,479	85,388	85,302	89,106	85,040
Average preferred shares, treating all preferred shares as common	11,250	—	—	—	—	2,836	—
Average common shares-diluted, treating all preferred shares as common	109,011	87,425	85,479	85,388	85,302	91,941	85,040

Adjusted Noninterest Expense	$112,404	$91,179	$89,308	$89,546	$85,295	$382,437	$335,927
Provision for credit losses on unfunded commitments	(812)	(150)	(150)	(150)	(250)	(1,262)	(1,001)
Other real estate owned expense and net gain (loss) on sale	29	346	(8)	(241)	(84)	126	(440)
Amortization of intangibles	(10,374)	(6,005)	(5,131)	(5,309)	(5,587)	(26,819)	(23,884)
Net Adjusted Noninterest Expense	101,247	85,370	84,019	83,846	79,374	354,482	310,602
Average tangible assets	$19,976,896	$15,658,723	$15,004,763	$14,593,955	$14,397,331	$16,321,553	$14,117,813
Net Adjusted Noninterest Expense to Average Tangible Assets	2.01%	2.16%	2.25%	2.33%	2.19%	2.17%	2.20%

Net Revenue	$203,258	$157,286	$151,385	$140,697	$132,872	$652,626	$515,399
Total Adjustments to Net Revenue	(84)	841	(39)	(196)	8,388	522	8,016
Impact of FTE adjustment	1,617	438	431	340	311	2,832	1,074
Adjusted Net Revenue on a FTE basis	$204,791	$158,565	$151,777	$140,841	$141,571	$655,980	$524,489
Adjusted Efficiency Ratio	54.50%	57.63%	58.74%	63.30%	60.01%	58.13%	63.77%

Net Interest Income	$174,627	$133,468	$126,864	$118,517	$115,804	$553,476	$431,971
Impact of FTE adjustment	1,617	438	431	340	311	2,832	1,074
Net Interest Income including FTE adjustment	176,244	133,906	127,295	118,857	116,115	556,308	433,045
Total noninterest income	28,631	23,818	24,521	22,180	17,068	99,150	83,428
Total noninterest expense less provision for credit losses on unfunded commitments	129,734	101,837	91,580	$90,447	85,325	413,598	342,300
Pre-Tax Pre-Provision Earnings	75,141	55,887	60,236	50,590	47,858	241,860	174,173
Total Adjustments to Noninterest Income	(84)	841	(39)	(196)	8,388	522	8,016
Total Adjustments to Noninterest Expense including other real estate owned expense and net gain (loss) on sale	18,113	10,462	2,430	1,292	364	32,297	7,814
Adjusted Pre-Tax Pre-Provision Earnings	$93,170	$67,190	$62,627	$51,686	$56,610	$274,679	$190,003

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24

Average Assets	$21,203,391	$16,486,017	$15,801,194	$15,395,642	$15,204,041	$17,235,459	$14,933,758
Less average goodwill and intangible assets	(1,226,495)	(827,294)	(796,431)	(801,687)	(806,710)	(913,906)	(815,945)
Average Tangible Assets	$19,976,896	$15,658,723	$15,004,763	$14,593,955	$14,397,331	$16,321,553	$14,117,813

Return on Average Assets (ROA)	0.64%	0.88%	1.08%	0.83%	0.89%	0.84%	0.81%
Impact of other adjustments for Adjusted Net Income	0.25	0.21	0.05	0.02	0.17	0.14	0.08
Adjusted ROA	0.89	1.09	1.13	0.85	1.06	0.98	0.89

ROA	0.64	0.88	1.08	0.83	0.89	0.84	0.81
Impact of removing average intangible assets and related amortization	0.19	0.16	0.16	0.15	0.17	0.17	0.17
Return on Average Tangible Assets (ROTA)	0.83	1.04	1.24	0.98	1.06	1.01	0.98
Impact of other adjustments for Adjusted Net Income	0.27	0.22	0.05	0.02	0.18	0.15	0.08
Adjusted ROTA	1.10	1.26	1.29	1.00	1.24	1.16	1.06

Return on Average Equity (ROE)	4.43	6.17	7.60	5.76	6.16	5.86	5.62
Impact of other adjustments for Adjusted Net Income	1.75	1.47	0.32	0.12	1.16	1.00	0.54
Adjusted ROE	6.17%	7.64%	7.92%	5.88%	7.32%	6.86%	6.16%

Average Shareholders' Equity	$3,067,333	$2,345,233	$2,252,208	$2,214,995	$2,203,052	$2,471,936	$2,152,061
Less average goodwill and intangible assets	(1,226,495)	(827,294)	(796,431)	(801,687)	(806,710)	(913,906)	(815,945)
Average Tangible Equity	$1,840,838	$1,517,939	$1,455,777	$1,413,308	$1,396,342	$1,558,030	$1,336,116

Return on Average Shareholders' Equity	4.43%	6.17%	7.60%	5.76%	6.16%	5.86%	5.62%
Impact of removing average intangible assets and related amortization	4.62	4.53	5.22	4.41	4.74	4.72	4.77
Return on Average Tangible Equity (ROTE)	9.05	10.70	12.82	10.17	10.90	10.58	10.39
Impact of other adjustments for Adjusted Net Income	2.91	2.28	0.49	0.18	1.84	1.58	0.86
Adjusted ROTE	11.96%	12.98%	13.31%	10.35%	12.74%	12.16%	11.25%

Loan interest income[1]	$187,910	$162,341	$157,499	$150,973	$152,303	$658,728	$598,411
Accretion on acquired loans	(10,645)	(9,543)	(10,583)	(8,221)	(11,717)	(38,992)	(41,672)
Loan interest income excluding accretion on acquired loans[1]	$177,265	$152,798	$146,916	$142,752	$140,586	$619,736	$556,739

Yield on loans[1]	6.02%	5.96%	5.98%	5.90%	5.93%	5.97%	5.93%
Impact of accretion on acquired loans	(0.34)	(0.35)	(0.40)	(0.32)	(0.45)	(0.35)	(0.42)
Yield on loans excluding accretion on acquired loans[1]	5.68%	5.61%	5.58%	5.58%	5.48%	5.62%	5.51%

Net Interest Income[1]	$176,244	$133,906	$127,295	$118,857	$116,115	$556,308	$433,045
Accretion on acquired loans	(10,645)	(9,543)	(10,583)	(8,221)	(11,717)	(38,992)	(41,672)
Net interest income excluding accretion on acquired loans[1]	$165,599	$124,363	$116,712	$110,636	$104,398	$517,316	$391,373

Net Interest Margin[1]	3.66%	3.57%	3.58%	3.48%	3.39%	3.58%	3.24%
Impact of accretion on acquired loans	(0.22)	(0.25)	(0.29)	(0.24)	(0.34)	(0.26)	(0.31)
Net interest margin excluding accretion on acquired loans[1]	3.44%	3.32%	3.29%	3.24%	3.05%	3.33%	2.93%

Securities interest income[1]	$57,852	$36,029	$32,519	$29,422	$26,986	$155,823	$99,620
Tax equivalent adjustment on securities	(1,114)	(10)	(7)	(7)	(7)	(1,139)	(29)
Securities interest income excluding tax equivalent adjustment[1]	56,738	36,019	32,512	29,415	26,979	154,684	99,591

Loan interest income[1]	187,910	162,341	157,499	150,973	152,303	658,728	598,411
Tax equivalent adjustment on loans	(503)	(428)	(424)	(333)	(304)	(1,693)	(1,045)
Loan interest income excluding tax equivalent adjustment	$187,407	$161,913	$157,075	$150,640	$151,999	$657,035	$597,366

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24	4Q'25	4Q'24

Net Interest Income[1]	$176,243	$133,906	$127,295	$118,857	$116,115	$556,307	$433,045
Tax equivalent adjustment on securities	(1,114)	(10)	(7)	(7)	(7)	(1,139)	(29)
Tax equivalent adjustment on loans	(503)	(428)	(424)	(333)	(304)	(1,693)	(1,045)
Net interest income excluding tax equivalent adjustments	$174,626	$133,468	$126,864	$118,517	$115,804	$553,475	$431,971

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.